STRATEGIC CFO SERVICES, LLC

MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (this “Agreement”) made this 26th day of February, 2014, by and between Clearance.co, a California Corporation (the “Company”), and Strategic CFO Services, LLC, a Maryland limited liability company (“Consultant”).

BACKGROUND

The Consultant is engaged in the business of providing accounting, systems and financial consulting services (the “Business”).

The Company desires to retain Consultant to render consulting and advisory services for the Company in connection with the Business.

Consultant desires to be retained by the Company on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending legally to be bound, agree to the following terms and conditions:

1.

RETENTION OF CONSULTANT; SERVICES TO BE PERFORMED.

1.1

Retention.  The Company hereby retains Consultant to render those consulting services set forth on Exhibit A attached hereto, as may be amended from time to time by mutual written consent of the parties (the “Consulting Services”).  Consultant shall perform those services for the Company upon the terms and conditions set forth in this Agreement.

1.2

Responsibilities.  Consultant shall devote that portion of its business time, attention, skill and energy to the Business of the Company as may be reasonably necessary to perform the Consulting Services, and shall assume and perform those reasonable assignments for which the Consultant is engaged from time to time by the Company and which the Consultant agrees to undertake.

2.

TERM.  The term of this Agreement shall commence as of the date of this Agreement and, unless sooner terminated in accordance with Section  of this Agreement, shall continue for a period (1) month (the “Initial Term”).  Thereafter, this Agreement shall automatically renew for successive periods (each being a “Renewal Term”); provided, however, that either party may terminate this Agreement at any time by providing the other with written notice at least thirty (30) days before the end of the Initial Term or any Renewal Term, as the case may be.  The entire period of the Consultant’s engagement, including any Renewal Term, is referred to herein as the “Term.”  Upon the effective date of termination of this Agreement, the obligations and liabilities of each party to the other shall cease and terminate, and this Agreement shall be of no further force or effect, except as otherwise provided herein.

3.

COMPENSATION.

3.1

Rate, Invoices and Payment. In consideration for the Consultant’s provision of the Consulting Services during the Term of this Agreement, the Company shall pay Consultant the Compensation, hourly rates for services performed on-site or remotely as outlined in Exhibit B.  Consultant shall provide invoices to the Company for Compensation due on a monthly basis.  All payments of Compensation shall be due for payment no later than the fifteen (15th) day following the date of the applicable invoice.

3.2

One-Time Retainer.  Upon the execution of this Agreement, the Company shall pay to Consultant a one-time retainer in the amount of two thousand dollars ($2,000.00).  The retainer will be applied towards payments for Consulting Services rendered by the Consultant.

4.

EXPENSES.  The Company shall reimburse Consultant for all reasonable out-of-pocket expenses incurred by Consultant in performing its duties under this Agreement, including, without limitation, reasonable travel expenses, parking, meals, and mileage incurred by Consultant in rendering the Consulting Services, as well as expenses incurred internally, including long distance telephone charges, telecopier charges, and staff overtime costs, which internal costs may be charged at Consultant's direct cost plus a reasonable allocation of overhead expenses directly associated with the Consulting Services rendered (collectively, the “Expenses”).  The Consultant shall submit to the Company, on a monthly basis, a reimbursement request for Expenses for the immediately preceding calendar month, which Expenses shall be paid by the Company within fifteen (15) days of the invoice date.  All reimbursement requests for out-of-pocket Expenses shall be submitted together with copies of supporting documentation, if any.  In the event of a good faith dispute as to a requested Expense, the Company shall promptly pay all undisputed amounts, but shall be entitled to withhold amounts in dispute.  The Company shall promptly notify the Consultant in writing if the Company disputes any Expense.  Each party will provide the other party reasonable access to such party’s records and information in connection with the resolution of any disputed Expense and, without limiting the rights and remedies of the parties hereunder, will attempt to negotiate a good faith resolution.

5.

COMPLIANCE WITH LAWS.  The parties shall each comply with all laws, rules and regulations, whether federal, state or local, which are applicable to carry on their respective business and activities, including maintaining any and all required registrations, licenses and/or permits, and shall pay any and all taxes as and when they become due.

6.

CONFLICTS.  Each party represents, warrants and covenants that it is not, and shall not become, a party to any contract or other agreement with any other person or entity that would interfere with or prevent such party from complying with the terms and provisions of this Agreement.

7.

CONFIDENTIAL INFORMATION.

7.1

Confidential Information Defined.  The term “Confidential Information,” as used in this Agreement shall have the meaning as defined in that certain mutual nondisclosure and confidentiality agreement by and between the parties, as currently in effect and attached hereto as Exhibit C (the “Confidentiality Agreement”).  Subject to the provisions of Section , the parties’ duties and obligations of confidentiality with respect to Confidential Information shall be governed by the terms of the Confidentiality Agreement.

7.2

Ownership.  All know-how or copyrightable materials conceived or originated by Consultant which arise out of the performance of Consultant's obligations or responsibilities to the Company or any related material or information shall be the property of the Consultant.

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8.

STATUS OF CONSULTANT.  In rendering services pursuant to this Agreement, Consultant shall be an independent contractor.  As an independent contractor, Consultant shall have no authority, express or implied, to commit or obligate the Company in any manner whatsoever, except as specifically authorized from time to time in writing by an authorized representative of the Company, which authorization may be general or specific.  Nothing contained in this Agreement shall be construed or applied to create a partnership or joint venture.  Consultant shall be responsible for the payment of all federal, state, or local taxes payable with respect to all amounts paid to Consultant under this Agreement.

9.

TERMINATION.

9.1

For Cause.  Either the Company or the Consultant may terminate this Agreement immediately by giving written notice to the other party if the other party materially breaches any of its obligations under this Agreement; provided that the breaching party shall be given a period of ten (10) days after receipt of a reasonably detailed written notice from the non-breaching party describing such breach or failure, to cure such breach or failure.

9.2

Without Cause.  Notwithstanding anything to the contrary contained herein, either the Company or the Consultant may terminate this Agreement for any reason or for no reason upon thirty (30) days prior written notice to the other party.

9.3

Survival Upon Termination.  The provisions of Sections 2, 4, 5, 7, 9, 12, 13 and 14 shall survive any termination of this Agreement.

9.4

Effect of Termination.  Any termination of this Agreement shall not affect either Party’s rights or obligations with respect to payments of compensation, costs or expenses incurred, or due for Consulting Services performed prior to the date of termination.

10.

NON-EXCLUSIVITY.  The Consultant is not required to perform the Consulting Services exclusively for the Company, and the Consultant may perform services, whether or not substantially similar to the Consulting Services, for or on behalf of any other party, person or entity, including, without limitation, a competitor of the Company.  Consultant may provide such services to other third parties without liability to the Company, provided that the Consultant otherwise abides by the terms and conditions of this Agreement and the Confidentiality Agreement.

11.

MUTUAL COOPERATION.  The Consultant shall devote commercially reasonable efforts to the Company’s interests in providing the Consulting Services.  The Company shall aid the Consultant by making available to the Consultant information pertaining to the Company’s business that the Consultant may require in connections with his provision of the Consulting Services, by giving the Consultant access to the Company’s personnel, facilities, documents, computer systems, and such other resources as may be necessary to provide the Consulting Services, and by otherwise cooperating reasonably with the Consultant in connection with the performance of the Consulting Services.

12.

LIABILITY AND INDEMNIFICATION.

12.1

Limitations on Liability.  The Consultant shall not be liable for any loss, damage, claim, expense, or liability suffered or incurred by the Company or any of its officers, directors, stockholders, members, managers or employees arising from the Company’s use of the Consulting Services or otherwise relating to the Consulting Services, unless the loss, damage, claim, expense, or liability is suffered or incurred directly as a proximate result of the Consultant’s gross negligence or willful misconduct.  IN NO EVENT SHALL THE CONSULTANT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING FROM THE COMPANY’S USE OF THE CONSULTING SERVICES OR OTHERWISE RELATING TO THE CONSULTING SERVICES.  Except as expressly provided herein or as necessary for the parties to abide by their obligations hereunder, and subject to its indemnification obligations under this Agreement, the Consultant does not endorse, warrant or guarantee any third party product or service offered or otherwise accessed in connection with the Consulting Services.  The Company hereby indemnifies and holds Consultant harmless from and against any and all obligations, liabilities and claims involving any product or service offered by a third party or otherwise accessed in connection with the Consulting Services.  In no event shall Consultant be liable for any breach of this Agreement, or under any other theory, including negligence, willful misconduct or strict liability in tort, for any amounts in excess of the total Compensation actually received by the Consultant for the Consulting Services preceding the date of such alleged breach or actions giving rise to any claims under such other theories. THE STATUTE OF LIMITATIONS FOR ANY CLAIM UNDER THIS AGREEMENT, WHETHER FOR BREACH OF EXPRESS OR IMPLIED (IF APPLICABLE) WARRANTY OR OTHERWISE, SHALL BE ONE YEAR FROM THE DATE SUCH CLAIM ACCRUED AND NO CLAIM MAY BE BROUGHT AGAINST CONSULTANT AFTER THAT TIME.

12.2

Indemnification.  The Company shall indemnify, defend and hold Consultant and its managers, officers, members, employees, agents and representatives harmless from and against all claims, liabilities, damages, losses and expenses (including reasonable attorneys’ fees and expenses and costs incurred to collect such fees and expenses) caused by or arising out of (i) any failure on the part of the Company to perform or comply with its obligations under this Agreement and (ii) the negligence or intentional misconduct of the Company or its directors, officers, managers, members, employees, agents and representatives.

13.

NOTICES.  Any notice, demand, consent, offer, approval, request or other communication (“Notice”) required or permitted under this agreement must be in writing and either delivered personally or sent by e-mail, nationally-recognized overnight courier or first class mail, postage prepaid, return receipt requested.  A Notice must be addressed, in the case of the Company, to the attention of Shahbod Rastegar e-mail: or, in the case of the Consultant, to the attention of Andrew Fleischer, at e-mail:.  A Notice delivered personally will be effective when delivered.  A Notice sent by mail or overnight courier shall be effective five (5) days after it is deposited in the U.S. Mail.  A Notice delivered by e-mail shall be deemed to be given when sent e-mail without delivery notification failure to the account, as applicable, set forth in this Section.  Either party may designate, by Notice to the other, a substitute address or e-mail account for Notices, and thereafter, Notices shall be directed to the substitute address or e-mail account.

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14.

MISCELLANEOUS.

14.1

Governing Law.  The laws of the State of Maryland shall govern the validity and construction of this Agreement and all rights and obligations of, and disputes between or among, the parties arising out of or related to this Agreement or the transactions contemplated by this Agreement, whether in contract, tort or otherwise, without regard to the principles of conflict of laws of the State of Maryland.

14.2

Consent to Jurisdiction.  The parties submit to the exclusive jurisdiction of all state and federal courts sitting in the State of Maryland, the venue of the Circuit Court for Anne Arundel County, and the venue of the U.S. District Court of Maryland and all actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a state or federal court in Maryland.

14.3

WAIVER OF RIGHT TO JURY TRIAL.  BY EXECUTING THIS AGREEMENT, THE PARTIES KNOWINGLY AND WILLINGLY WAIVE ANY RIGHT THEY HAVE UNDER APPLICABLE LAW TO A TRIAL BY JURY IN ANY DISPUTE ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE ISSUES RAISED BY THAT DISPUTE.

14.4

Word Forms.  Wherever used in this Agreement, the singular shall include the plural, and the plural shall include the singular.  The use of any gender, tense or conjugation shall include all genders, tenses and conjugations.

14.5

Headings.  The section and subsection headings have been included for convenience only, are not part of this Agreement and shall not be taken as an interpretation of any provision of this Agreement.

14.6

Amendments and Modifications.  This Agreement may be amended, waived, changed, modified or discharged only by an agreement in writing signed by all of the parties.

14.7

Assignment.  No party may transfer or assign any or all of its rights or interests under this Agreement or delegate any of its obligations hereunder without the prior written consent of the other party.

14.8

Subcontractors.  Notwithstanding Section 14.9, Consultant may hire and assign subcontractors or employee staff members, in Consultant's sole discretion, to perform any or all of the Consulting Services under this Agreement under the supervision of Consultant.

14.9

Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legatees, personal representatives and other legal representatives, successors and permitted assigns.  Except as otherwise specifically provided, this Agreement is not intended and shall not be construed to confer upon or to give any person other than the parties any rights or remedies.

14.10

Counterparts.  This Agreement may be executed and delivered by facsimile signature or portable document format (PDF) in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In that event, in proving this Agreement it shall only be necessary to produce or account for the counterpart signed by the party against whom the proof is being presented.

14.11

Severability.  A ruling by any court that one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect shall not affect any other provision of this Agreement so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Thereafter, this Agreement shall be construed as if the invalid, illegal or unenforceable provision had been amended to the extent necessary to be enforceable within the jurisdiction of the court making the ruling and to preserve the transactions originally contemplated by this Agreement to the greatest extent possible.

14.12

No Waiver.  Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of that term, covenant or condition or of any other term, covenant or condition of this Agreement.  Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of that right or power at any other time.

14.13

Entire Agreement.  This Agreement, together with its Exhibits and the Confidentiality Agreement, constitute the entire agreement between the parties.  The Company has not relied and will not rely on any representations or warranties of the Consultant, its officers, directors, agents or employees, other than those contained in this Agreement.  This Agreement, together with its Exhibits and the Confidentiality Agreement, supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties, relating to the subject matter of this Agreement.

14.14

Attorneys Fees.  If any action in law or in equity is brought to enforce or interpret the provisions of this Agreement, the substantially prevailing party in such action shall be entitled to its actual reasonable attorneys’ fees, costs and expenses, including amounts incurred to collect such fees, costs or expenses, in addition to any charges fixed by the court.  Any claim for collection of costs, fees or expenses pursuant to this Agreement (including Section ) shall survive and shall not merge into any judgment entered with regard to a claim arising out of or relating to this Agreement.

14.15

Remedies.  All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

IN WITNESS WHEREOF, parties have executed this Agreement as of the date first above set forth.

CLEARANCE.CO

By:/s/ Shahbod Rastegar, CEO

STRATEGIC CFO SERVICES, LLC

By: /s/ Andrew Fleischer, President

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EXHIBIT A

DESCRIPTION OF SERVICES

Consultant shall provide the finance, accounting, and systems services for the Company, which shall include the following:

•

Initial services

o

Reconciling the Company's books, preparing monthly financial statements in accordance with United States generally accepted accounting principles (U.S. GAAP) and preparing management reports for the Company's management team.

o

Prepare from Company supplied information, 3 year financial projections to support fundraising and bank financing efforts.

o

Fundraising consulting, analysis, bank meetings, negotiations, and finalization to raise sufficient working and deal capital for expansion.

o

Strategic planning development and refinement.

o

Remote bookkeeping services to properly record accounting transactions including not limited to: billing and accounts receivable, vendor invoices and accounts payable, inventory, payroll, and general ledger accounting.

•

Optional services (to be agreed by client in advance of work commencement)

o

Annual financial statement preparation and submission to management and external tax accountants.

o

Cloud financial systems review, needs assessment, evaluation, planning, design, and implementation services as agreed by client.

o

New business “deal” financial analysis and modeling to review business case, identify potential risks and revenue enhancement opportunities, and review the critical deal financing and equity structure on a case-by-case basis.

o

Cash flow management projections and analysis.

o

Mergers & Acquisition support

o

Strategic opportunity analysis

o

Staffing/compensation review

o

Contract review & negotiation

o

Financial controls review and finance department development to properly segregate duties to minimize risk of funds misappropriation.

o

Key Performance Indicator (KPI) development and dashboards

o

Other financial or accounting services as identified

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EXHIBIT B

SERVICE RATE SCHEDULE

Consulting services shall be provided on an hourly basis at the following rates for the following team service provider roles:

1.

CFO, Andy Fleischer

$200/hour

2.

Controller

$130/hour

3.

Staff Accountant

$100/hour

4.

Bookkeeper

$ 60/hour

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EXHIBIT C

CONFIDENTIALITY AGREEMENT

MUTUAL NON-DISCLOSURE AGREEMENT

This MUTUAL NON-DISCLOSURE AGREEMENT (“Agreement”), dated as of February 26, 2014 (the “Effective Date”) between Strategic CFO Services, LLC, a Maryland limited liability company with a principal office located at Annapolis, Maryland 21401 (“the Consultant”) and Clearance.co, a California Corporation (the “Company”).

BACKGROUND

Consultant and the Company wish to discuss and evaluate each other’s services, products, inventory, information, technology, and developments, and to discuss and evaluate the Company’s potential retention of Consultant to provide certain business consulting services (the “Engagement”) and, during the course of the parties’ discussions with respect to, and evaluation of, the Engagement and if hired, during the term of the Engagement, it may be necessary for the parties to exchange information which is confidential or proprietary as to the respective disclosing party (the “Discloser”) (including trade secrets, know how, techniques and specifications) and which, if disclosed or misused by the party receiving (the “Recipient”) the Confidential Information (as defined below), may cause irreparable harm to the Discloser and its business. The amount and type of information disclosed by a Discloser hereunder shall be in the sole discretion of that party.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending legally to be bound, agree to the following terms and conditions:

1.

Confidential Information Defined.  “Confidential Information” means any and all materials or information not in the public domain that the Discloser discloses or makes available to Recipient in connection with this Agreement or the activities contemplated hereunder, and whether disclosed or made available in writing, electronically, orally, visually or otherwise.  Confidential Information includes without limitation (i) software, utilities, solutions, designs, techniques, methods, methodologies, tools, processes, templates, data, specifications, formulae, manufacturing techniques, patents, trade secrets, know-how, ideas, concepts and other intellectual property and any information related thereto, (ii) existing or contemplated products or services, (iii) business plans, strategies, financial statements, records and information, (iv) customer lists, price lists, pricing strategy or requirements, (v) other business information, and (vi) the existence and terms of this Agreement or any other agreement or arrangement between the Discloser and third parties.  The provisions of this Agreement shall apply to any Confidential Information of the Discloser that Recipient receives or becomes privy to in connection with this Agreement, whether prior to, on or after the date of this Agreement.

2.

Recipient Defined.  “Recipient” shall mean, collectively, jointly and severally, Recipient, and its affiliates, agents, advisors, representatives, officers, directors, managers and employees. With respect to this Agreement, the term “affiliates” shall mean any person or entity controlling, controlled by, or under common control with, the applicable party to this Agreement or any of its subsidiaries or parent entities.

3.

Discloser Defined.  “Discloser” shall mean, collectively, jointly and severally, Discloser, and any of its affiliates, agents, advisors, representatives and employees.

4.

Exclusions from Confidential Information.  Confidential Information shall not include (i) information which is or hereafter becomes generally known in the public domain, except through disclosure by Recipient in violation of this Agreement (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain), (ii) information that Recipient can demonstrate by competent evidence was known to Recipient prior to the date of this Agreement free of any obligation to keep it confidential, (iii) information which becomes available to Recipient on a non-confidential basis from a source (other than Discloser) which is not prohibited or otherwise restricted from disclosing such information to Recipient by a legal, contractual or fiduciary obligation to Discloser, or (iv) information that Recipient can demonstrate by competent evidence was independently developed by Recipient without reference to the Confidential Information.

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5.

Obligations of Recipient.

(a)

Subject to the provisions of Section  of this Agreement, Recipient (i) shall not use any Confidential Information of the Discloser directly or indirectly for any purpose other than assessing, undertaking or completing the Engagement, (ii) shall keep confidential and not publish, make available or otherwise disclose any such Confidential Information, except to those of its directors, officers, members, managers, employees, advisors or representatives (collectively, “Representatives”) with a need to know such Confidential Information to assess, undertake or complete the Engagement and who are bound by confidentiality obligations at least as restrictive as those set forth in this Agreement or have otherwise been notified of the confidentiality obligations set forth herein, and (iii) shall not disclose to any other person or entity (including, without limitation, by issuing a press release or otherwise making any public statement), the fact that Confidential Information of the Discloser has been made available to Recipient, the fact that discussions or negotiations are taking place concerning the Engagement, or any of the terms, conditions or other facts with respect thereto (including the status thereof); provided, however, that nothing shall preclude the Recipient or its Representatives from disclosing the existence of the Engagement, if one is entered into, or any Confidential Information reasonably required to be disclosed by Recipient or its Representatives in order to carry out the work or services to be provided under the Engagement  Recipient shall be liable for any breach by its Representatives of the restrictions set forth in this Agreement.

(b)

Recipient and its Representatives shall handle the Confidential Information with at least the same standard of confidentiality Recipient employs to protect its most sensitive and confidential information but in no event less than a reasonable standard of care.

(c)

Recipient shall not copy or otherwise duplicate any tangible embodiments of the Confidential Information of the Discloser except as reasonably necessary for Recipient’s Representatives to assess, undertake or complete the Engagement.

(d)

Recipient shall notify the Discloser promptly in writing, and cooperate with the Discloser as the Discloser may reasonably request, upon Recipient’s discovery of any loss or compromise of the Confidential Information of the Discloser.

6.

No Grant of Rights.  All Confidential Information shall be and remain the property of the Discloser and nothing contained in this Agreement shall be construed as granting or conferring any rights by license or otherwise in any disclosed Confidential Information or in any trade secrets, business processes, trademark, patent, copyright, or any other intellectual property of the Discloser.  No information that may be disclosed pursuant to this Agreement shall constitute any representation, warranty, assurance or guarantee by the Discloser with respect to the infringement of patents, copyrights or other rights of others.  The disclosure of information by the Discloser pursuant to this Agreement does not constitute the publication, sale, use or reduction to practice of any ideas, design concepts, techniques, inventions, discoveries or improvements in any way described, referenced or encompassed by such disclosure, and Recipient shall not take any actions that could be construed as such publication, sale, use or reduction to practice. Recipient shall not alter, modify, or otherwise reverse engineer the Confidential Information.

7.

Compliance with Laws.  All parties shall adhere to all applicable import and export laws and shall not export or re-export any technology (including, but not limited to, blueprints, diagrams, formulae, and process documents) or items (including, but not limited to, samples, prototypes, equipment and finished products) received from the a party to this Agreement, or that is the direct product of such technology, to any proscribed or restricted country, individual, or other entity without first assuring the legality of such export or re-export.  It is understood by all parties that U.S. law controls the re-export of U.S.-origin technology or items, including items produced outside of the United States with the direct aid of U.S.-origin technology.

8.

Return of Materials.  Any materials, documents or other information furnished by Discloser to Recipient for purposes of evaluating, undertaking or completing the Engagement, together with all copies thereof, will be promptly returned, or destroyed (at Discloser’s option), upon the written request of the Discloser.  Recipient shall also promptly cease, and shall cause its Representatives to cease, use of such Confidential Information as well as any information or materials that contain, incorporate or are derived from such Confidential Information.  Notwithstanding the foregoing, counsel for Recipient shall have the right to retain, solely for archival purposes, a single copy of any Confidential Information provided by or on behalf of the Discloser.  The rights and obligations of the parties under this Agreement shall survive any such return or destruction of such Confidential Information.

9.

Prior Notice.  If Recipient is requested or required by court order or other similar legal or governmental process or applicable law to disclose any Confidential Information, Recipient shall reasonably comply with such court order or process, but will promptly notify Discloser in writing of such request so that Discloser may seek a protective order or take other appropriate action.  If, failing the entry of a protective order, Recipient, or its Representatives, are, in the opinion of Recipient’s outside counsel, compelled to disclose Confidential Information, Recipient shall disclose only the part of the Confidential Information required by law to be disclosed.

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10.

Absence of Representations and Warranties.  Although the parties understand that the Discloser shall endeavor to include in the Confidential Information, information and material that it believes to be reliable and relevant for purposes of assessing the Engagement, each party acknowledges that the Discloser (i) does not make any representation or warranty as to the accuracy or completeness of the Confidential Information disclosed hereunder, or (ii) does not have any liability, direct or indirect, to Recipient as a result of the use of such Confidential Information.

11.

No Obligation of Disclosure or Negotiation.  Neither party shall have any obligation to disclose Confidential Information to the other party.  Either party may, at any time, cease disclosing Confidential Information to the other party without any liability; provided that Consultant will not be liable for any failure to perform the services if the Company refuses to provide information reasonably necessary for Consultant to provide the services pursuant to the Engagement.  This Agreement is not intended, and shall not be construed, to obligate either party to enter into any further agreement with the other party or, except as provided in Section  of this Agreement, to refrain from entering into an agreement or negotiation with any other party.

12.

Conflicts.  Each party represents, warrants and covenants that it is not, and shall not become, a party to any contract or other agreement with any other person or entity that would interfere with or prevent such party from complying with the terms and provisions of this Agreement.

13.

Term.  This Agreement is effective as of the Effective Date and shall terminate on the later of (i)  the fifth (5th) anniversary of the Effective Date; or (ii) the fifth (5th) anniversary of the termination of any master services agreement entered into between the parties for the Engagement, unless otherwise agreed in writing by the Parties.

14.

Injunctive Relief.  Recipient understands and acknowledges that any disclosure or misappropriation of any of the Confidential Information in violation of this Agreement may cause Discloser irreparable harm, the amount and extent of which may be difficult to ascertain, and therefore Discloser shall have the right to apply to a court of competent jurisdiction for an order restraining any further disclosure or misappropriation and for such relief as Discloser may deem appropriate.  Recipient hereby waives any obligation which may otherwise be imposed on Discloser to (a) post a bond in connection with any such proceeding, or (b) show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy.

15.

Indemnity.  Recipient shall indemnify, defend and hold harmless the Discloser from and against any and all claims, liabilities, damages, costs and expenses resulting from or in any way related to the breach of this Agreement by Recipient and/or its affiliates, agents, advisors, representatives, officers, directors, managers and employees.

16.

Notices.  Any notice, demand, consent, offer, approval, request or other communication (“Notice”) required or permitted under this agreement must be in writing and either delivered personally or sent by facsimile, e-mail, nationally-recognized overnight courier or first class mail, postage prepaid, return receipt requested.  A Notice must be addressed, in the case of the Company, to the attention of Shahbod Rastegar, e-mail: or, in the case of the Consultant, to the attention of Andrew Fleischer, e-mail:.  A Notice delivered personally will be effective when delivered.  A Notice sent by mail or overnight courier shall be effective five (5) days after it is deposited in the U.S. Mail.  A Notice delivered by e-mail shall be deemed to be given when sent by e-mail without delivery notification failure to the account, as applicable, set forth in this Section.  Either party may designate, by Notice to the other, a substitute address or e-mail account for Notices, and thereafter, Notices shall be directed to the substitute address or e-mail account.

17.

Governing Law.  The laws of the State of Maryland shall govern the validity and construction of this Agreement and all rights and obligations of, and disputes between or among, the parties arising out of or related to this Agreement or the transactions contemplated by this Agreement, whether in contract, tort or otherwise, without regard to the principles of conflict of laws of the State of Maryland.

18.

Consent to Jurisdiction.  The parties submit to the exclusive jurisdiction of all state and federal courts sitting in the State of Maryland, the venue of the Circuit Court for Anne Arundel County, and the venue of the U.S. District Court of Maryland and all actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a state or federal court in Maryland.

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19.

WAIVER OF RIGHT TO JURY TRIAL.  BY EXECUTING THIS AGREEMENT, THE PARTIES KNOWINGLY AND WILLINGLY WAIVE ANY RIGHT THEY HAVE UNDER APPLICABLE LAW TO A TRIAL BY JURY IN ANY DISPUTE ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE ISSUES RAISED BY THAT DISPUTE.

20.

Word Forms.  Wherever used in this Agreement, the singular shall include the plural, and the plural shall include the singular.  The use of any gender, tense or conjugation shall include all genders, tenses and conjugations.

21.

Headings.  The section and subsection headings have been included for convenience only, are not part of this Agreement and shall not be taken as an interpretation of any provision of this Agreement.

22.

Amendments and Modifications.  This Agreement may be amended, waived, changed, modified or discharged only by an agreement in writing signed by all of the parties.

23.

Assignment.  No party may transfer or assign any or all of its rights or interests under this Agreement or delegate any of its obligations hereunder without the prior written consent of the other party.

24.

Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legatees, personal representatives and other legal representatives, successors and permitted assigns.  Except as otherwise specifically provided, this Agreement is not intended and shall not be construed to confer upon or to give any person other than the parties any rights or remedies.

25.

Counterparts.  This Agreement may be executed and delivered by facsimile signature or portable document format (PDF) in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In that event, in proving this Agreement it shall only be necessary to produce or account for the counterpart signed by the party against whom the proof is being presented.

26.

Severability.  A ruling by any court that one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect shall not affect any other provision of this Agreement so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Thereafter, this Agreement shall be construed as if the invalid, illegal or unenforceable provision had been amended to the extent necessary to be enforceable within the jurisdiction of the court making the ruling and to preserve the transactions originally contemplated by this Agreement to the greatest extent possible.

27.

No Waiver.  Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of that term, covenant or condition or of any other term, covenant or condition of this Agreement.  Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of that right or power at any other time.

28.

Entire Agreement.  This Agreement, together with any master services agreement entered into between the parties with respect to the Engagement, constitute the entire agreement between the parties.  Neither party has relied or will rely on any representations or warranties of the other party, its representatives, officers, directors, managers, agents or employees, other than those contained in this Agreement.  This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties, relating to the subject matter of this Agreement.

29.

Remedies.  All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

30.

Attorneys Fees.  If any action in law or in equity is brought to enforce or interpret the provisions of this Agreement, the substantially prevailing party in such action shall be entitled to its actual reasonable attorneys’ fees, costs and expenses, including amounts incurred to collect such fees, costs or expenses, in addition to any charges fixed by the court.  Any claim for the collection of fees, costs or expenses pursuant to this Section shall survive and shall not merge into any judgment entered with regard to a claim arising out of or relating to this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

STRATEGIC CFO SERVICES,

CLEARANCE.CO

LLC

By: /s/ Andrew C. Fleischer, President

By: /s/ Shahbod Rastegar, CEO

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